As filed with the U.S. Securities and Exchange Commission on May 9, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IMPERVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	03-0460133
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3400 Bridge Parkway, Suite 200

Redwood Shores, CA 94065

(Address of Principal Executive Offices)

IMPERVA, INC. 2011 STOCK OPTION AND INCENTIVE PLAN, AS AMENDED

IMPERVA, INC. 2011 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plans)

Terrence J. Schmid

Chief Financial Officer

Imperva, Inc.

3400 Bridge Parkway, Suite 200

Redwood Shores, CA 94065

(Name and address of agent for service)

(650) 345-9000

(Telephone number, including area code, of agent for service)

Copies to:

Trâm Phi, Esq. Senior Vice President and General Counsel Imperva, Inc. 3400 Bridge Parkway, Suite 200 Redwood Shores, CA 94065 Telephone: (650) 345-9000	David A. Bell, Esq. Fenwick & West LLP 801 California Street Mountain View, CA 94041 Telephone: (650) 988-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $0.0001 par value per share — 2011 Stock Option and Incentive Plan, as amended	1,300,000(2)	$33.06(3)	$42,971,500(3)	$4,328
Common stock, $0.0001 par value per share — 2011 Employee Stock Purchase Plan	318,371(4)	$28.10(5)	$8,945,191(5)	$901
Total	1,618,371		$51,916,691	$5,229

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall cover any additional shares of the Registrant’s Common Stock that become issuable under the 2011 Stock Option and Incentive Plan, as amended (the “2011 SOIP”) and the 2011 Employee Stock Purchase Plan (the “2011 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.
(2)	Represents additional shares reserved for issuance under the 2011 SOIP. Shares available for issuance under the 2011 SOIP were previously registered on Registration Statements on Form S-8 filed with the Securities and Exchange Commission (“SEC”) on November 9, 2011 (Registration No. 333-177845), February 16, 2012 (Registration No. 333-179552), February 21, 2013 (Registration No. 333-186779), February 28, 2014 (Registration No. 333-194208) and March 2, 2015 (Registration No. 333-202423).
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act and based upon the average of the high and low sales prices reported on The New York Stock Exchange on May 6, 2016.
(4)	Represents additional shares automatically reserved for issuance under the 2011 ESPP. Shares available for issuance under the 2011 ESPP were previously registered on Registration Statements on Form S-8 filed with the SEC on November 9, 2011 (Registration No. 333-177845), February 16, 2012 (Registration No. 333-179552), February 21, 2013 (Registration No. 333-186779) and February 28, 2014 (Registration No. 333-194208) and March 2, 2015 (Registration No. 333-202423).
(5)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act and based upon the average of the high and low sales prices reported on The New York Stock Exchange on May 6, 2016. This amount is multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2011 ESPP.

Proposed sales to take place as soon after the effective date of the Registration Statement as awards are granted, exercised or distributed under the 2011 SOIP or 2011 ESPP, as applicable.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register an additional 1,300,000 shares under the Registrant’s 2011 Stock Option and Incentive Plan, as amended, pursuant to stockholder approval obtained at the Registrant’s Annual Meeting of Stockholders on May 4, 2016, and 318,371 shares under its 2011 Employee Stock Purchase Plan, pursuant to the provision of the ESPP providing for an automatic increase in the number of shares reserved for issuance thereunder. This registration statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on November 9, 2011 (Registration No. 333-177845), February 16, 2012 (Registration No. 333-179552), February 21, 2013 (Registration No. 333-186779), February 28, 2014 (Registration No. 333-194208) and March 2, 2015 (Registration No. 333-202423).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

See the Exhibit Index for a list of exhibits filed as part of this Registration Statement, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood Shores, State of California, this 6th day of May, 2016.

IMPERVA, INC.

By:	/s/ Terrence J. Schmid
Terrence J. Schmid
Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Anthony Bettencourt and Terrence J. Schmid, and each of them acting individually (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution in each of them, in any and all capacities, to sign for him or her and in his or her names in the capacities indicated below any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated below.

Signature	Title	Date

/s/ Anthony Bettencourt Anthony Bettencourt	President and Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	May 6, 2016

/s/ Terrence J. Schmid Terrence J. Schmid	Chief Financial Officer (Principal Accounting and Financial Officer)	May 6, 2016

/s/ Geraldine Elliott Geraldine Elliott	Director	May 6, 2016

/s/ Charles Giancarlo Charles Giancarlo	Director	May 6, 2016

/s/ Albert A. Pimentel Albert A. Pimentel	Director	May 6, 2016

/s/ Allan Tessler Allan Tessler	Director	May 6, 2016

/s/ James Tolonen James Tolonen	Director	May 6, 2016

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Restated Certificate of Incorporation of the Registrant.[1]

4.2	Amended and Restated Bylaws of the Registrant. [2]

4.3	Specimen certificate evidencing shares of common stock. [3]

5.1*	Opinion of Fenwick & West LLP.

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Fenwick & West LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page to this Registration Statement).

99.1	2011 Stock Option and Incentive Plan, as amended. [4]

99.2	2011 Employee Stock Purchase Plan. [5]

*	Filed herewith.
[1]	Filed as Exhibit 3.3 to Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-175008) filed by the Registrant on October 28, 2011 and incorporated herein by reference.
[2]	Filed as Exhibit 3.1 to the Form 8-K (File No. 001-35338) filed by the Registrant on May 5, 2016 and incorporated herein by reference.
[3]	Filed as Exhibit 4.1 to Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-175008) filed by the Registrant on October 28, 2011 and incorporated herein by reference.
[4]	Filed as Exhibit 10.2 to the Form 10-Q (File No. 001-35338) filed by the Registrant on May 9, 2016 and incorporated herein by reference.
[5]	Filed as Exhibit 10.19 to Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-175008) filed by the Registrant on October 28, 2011 and incorporated herein by reference.